SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GENERAL CHEMICAL GRP

                    GAMCO INVESTORS, INC.
                                12/31/03           10,000-             .0400
                                12/03/03           10,000-             .0600


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ BULLETIN BOARD.

          (2) PRICE EXCLUDES COMMISSION.